Exhibit 21.1
LIST OF SUBSIDIARIES OF
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Subsidiaries of the Company	State or Other Jurisdiction of Incorporation
Anchor Capital Advisors LLC (1)	DE
Anchor Capital Non-Managing Members LLC (1)	DE
Anchor Capital Holdings LLC (1)	DE
Bingham, Osborn & Scarborough, LLC (2)	CA
Boston Private Capital, Inc.	MA
Boston Private Bank & Trust Company	MA
Boston Private Wealth LLC	MA
BPB-IMT & Co., LLP	MA
BPB Securities Corporation	MA
BPB Securities Corporation II	MA
Lerob LLC	CA
Ten Winthrop Properties, Inc.	MA
Boston Private Capital Trust I	DE
Boston Private Capital Trust II	DE
Dalton, Greiner, Hartman & Maher & Co. LLC	DE
DGHM Management LLC	DE
DGHM Enhanced Value LP	DE
DGHM Enhanced Value LTD	Grand Cayman Island
DGHM Partners LLC	DE
DGHM Ultra Value Partners LP	DE
KLS Professional Advisors Group, LLC	DE
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(1)	On April 13, 2018, the Company completed the sale of its ownership interest in Anchor Capital Advisors LLC (“Anchor”) to the management team of Anchor.

(2)	On December 3, 2018, the Company completed the sale of its ownership interest in Bingham, Osborn & Scarborough, LLC (“BOS”) to the management team of BOS.